Exhibit 99.1

News Release

Hi-Crush Partners LP Expands Last Mile Capabilities with the Acquisition of FB Industries, Announces an Amendment to an Existing Supply Agreement, Provides Preliminary Estimates of Selected Second Quarter 2018 Financial Results and Updates Related Capital Expenditure Plans

HOUSTON, July 23, 2018—Hi-Crush Partners LP (NYSE: HCLP), “Hi-Crush” or the “Partnership”, today announced the next steps in extending its position as the most integrated, mine to wellsite supplier of proppant and logistics services through the following strategic and operational updates:

•	Entered into a purchase agreement to acquire FB Industries Inc., a leading manufacturer and marketer of silo-based frac sand management systems for a total initial consideration of approximately $60 million; the transaction is expected to close in the third quarter of 2018

•	Signed an amendment to an existing sand supply and PropStream services agreement with a supermajor E&P customer supporting, through reservation commitments, an 850,000 tons per year expansion of the Wyeville facility for Northern White supply and anchoring the development of a second 3.0 million tons per year Kermit facility for in-basin Permian supply

•	Provided updated guidance for preliminary second quarter 2018 financial results and 2018 capital expenditures

“Our announcements today touch all aspects of our Mine. Move. Manage. operating strategy, further diversify our business and elevate Hi-Crush’s position as an industry-leader in the growing market for frac sand and its delivery,” said Robert E. Rasmus, Chief Executive Officer of Hi-Crush. “At a critical time in our industry’s evolution, customers are seeking more integrated relationships with suppliers capable of delivering their full range of frac sand and logistics needs. With these announcements, Hi-Crush will be the industry’s only fully-integrated frac sand supply and logistics provider with a diversified production base, an owned and operated terminal network, and a differentiated last mile service, PropStream, offering both container and silo-based solutions. With the completion of this acquisition and execution of our development projects, Hi-Crush will operate 17.3 million tons per year of nameplate frac sand capacity and control the industry’s most vertically-integrated logistics network.”

“Our emphasis on providing solutions to meet the needs of our expanding and evolving customer profile, combined with financial flexibility, has allowed us to focus efforts on identifying this unique acquisition opportunity and entering into an amended supply agreement that underwrites our Northern White production expansion and a significant portion of our in-basin Permian capacity growth,” said Laura C. Fulton, Chief Financial Officer of Hi-Crush. “We continue to expect demand for frac sand to grow to over 110 million tons in 2018, with expectations for 2019 demand to be even higher. The tightness in reliable sand supply, resulting from this significant demand growth, as well as delays in our competitors’ announced construction projects, puts an even greater emphasis on the need for a fully-integrated frac sand supply and logistics provider.”

Acquisition of FB Industries

Hi-Crush announced that it has entered into a purchase agreement to acquire FB Industries Inc. (“FB Industries” or “FB”), a leading manufacturer and marketer of silo-based frac sand management systems. The acquisition of FB Industries enhances Hi-Crush’s capabilities in the last mile transportation and management of frac sand, and furthers the company’s position as a leader in North American proppant logistics. Under the terms of the transaction, Hi-Crush, through two of its wholly-owned subsidiaries, will pay cash consideration of approximately $45 million and issue approximately $15 million of new common units to the owners of FB Industries, for total consideration of approximately $60 million. The terms also include the potential for additional future consideration payments based on the achievement of established performance benchmarks through 2021. The transaction is subject to customary closing conditions and is expected to close in the third quarter of 2018.

“We are extremely excited to expand our last mile service capabilities with the addition of silo-based systems,” said Mr. Rasmus. “With the acquisition of FB Industries, Hi-Crush will be the only provider of both silo and container solutions in the frac sand logistics industry, providing customers the flexibility to choose the solution that best fits their specific wellsite needs. The differentiated solution developed by FB Industries augments our PropStream last mile service offering, and provides benefits consistent with our existing container solution, including increased optimization and reduction of trucking costs, efficiency in storage capacity, speed and, most importantly, safety.”

FB’s proven silo solution maximizes single-system storage capacity at the wellsite with each system capable of storing 1,680 tons of proppant, or approximately 30% more than competing silo offerings. This capability minimizes pad size and footprint requirements while offering significant flexibility and enabling mobile forward-placement of proppant inventory. The FB silo system also offers a proprietary and fully-enclosed top-fill conveyor system, enabling the transportation and loading of proppant via belly-dump trucks, which eliminates the need for pneumatic trucks and results in greater efficiency in unloading at the wellsite. This unload and fill method also further eliminates fugitive dust at the wellsite caused by alternative solutions and adheres to new OSHA limits on respirable silica. As a result of the transaction, Hi-Crush will also gain access to several lines of complementary logistics equipment solutions applicable to wellsite delivery of proppant, as well as the potential to service other industries and products.

“The FB acquisition marks the next step in the evolution and expansion of our logistics capabilities, diversifies our revenue stream, and extends our position as the most integrated mine to wellsite supplier of frac sand and proppant logistics solutions,” said Ms. Fulton. “Our customers value the flexibility of our integrated service offering, combining our proven service quality with reliable sand supply and logistics execution, and the addition of a silo-based solution to PropStream further enhances the flexibility of our last mile service offering. We are planning a strong ramp in the deployment of FB systems in 2018 with expectations of 15 to 20 systems deployed by year end.”

Supply Agreement Amendment and Related Capacity Expansions

Driven by the growing demand for frac sand and increasing requirements of our customers, Hi-Crush has executed a new amendment to the existing supply agreement with a supermajor E&P customer operating in the Permian, comprising Northern White and in-basin Permian supply and expanded PropStream services.

To support the Northern White component of the amended supply agreement, Hi-Crush will expand fine mesh production capacity at its Wyeville facility in Wisconsin by an additional 850,000 tons per year, substantially all of which is supported by reservation commitments. Following the expansion, the Wyeville facility’s nameplate capacity will increase to 2.7 million tons of annual production while maintaining the facility’s industry-leading cost position. The expansion at the Wyeville facility is expected to be complete early in the first quarter of 2019.

In support of the in-basin Permian component of the amended supply agreement, Hi-Crush will construct a second Kermit facility (“Kermit 2”), adding 3.0 million tons per year of new production capacity. In addition, Hi-Crush is in advanced negotiations with existing and potential customers, and expects to be more than 75% contracted upon start-up. The new facility will be located one mile west of the existing Kermit facility on the same property with sufficient and separate road access to enable efficient entrance and egress to and from both facilities. Kermit 2, like the existing Kermit facility, will produce a single product, 100 mesh Permian PearlTM frac sand, and all volumes produced from the facilities will be mined from the same reserves. Upon completion of Kermit 2, the reserve life for the Kermit complex is expected to be approximately 17 years. Construction of Kermit 2 has commenced and the facility is expected to be in-service in late December 2018.

“We are proud to advance our relationship with key customers and to execute the next contract-backed phase of our growth,” said Mr. Rasmus. “We are committed to supporting the growth of our customers, and this partnership is evidenced by both parties’ commitments to the amended supply agreement. We were successful in achieving full utilization at our first Kermit facility shortly after commencing operations in July 2017, and look forward to expanding our market position in the Permian through the development of Kermit 2, and to enhance our already efficient Northern White production through the expansion of Wyeville. Our development team is best-in-class and, with these Northern White and Permian expansions, we are uniquely positioned to best serve our customers and the growing demand for frac sand and logistics solutions expected in 2019 and beyond.”

“This agreement and our focus on large, stable E&P customers, who are transitioning to manufacturing mode for their well completion programs, provide Hi-Crush with clear visibility to the future demand for sand and our logistics services,” said Ms. Fulton. “We believe concern regarding take-away capacity in the Permian is a transitory issue that may have varying impacts on operators, and any temporary slowdown in growth of Permian production is likely to come in the form of an increase in drilled but uncompleted wells which will benefit the sand industry for years to come.”

Preliminary Estimate of Selected Second Quarter 2018 Financial and Operational Results

Although the Partnership’s results of operations for the second quarter of 2018 are not yet final, based on the information and data currently available, the Partnership’s sales volumes totaled 3,037,504 tons for the three months ended June 30, 2018. The Partnership estimates, on a preliminary basis, that revenues for the second quarter of 2018 will be within a range of $247.0 to $249.5 million. Net income for the second quarter of 2018 is estimated to be within a range of $66.5 to $69.0 million, and earnings before interest, taxes, depreciation and amortization adjusted for earnings from equity method investments (“Adjusted EBITDA”) for the second quarter 2018 is estimated to be within a range of $80.0 to $82.5 million.

The preliminary financial information included in this news release reflects management’s estimates based solely upon information available to the Partnership as of the date hereof and is the responsibility of management. The preliminary financial results presented above are not a comprehensive statement of the Partnership’s financial results.

Capital Expenditures and Financing Update

With the announcements above, the Partnership now expects total capital expenditures for 2018 to be in the range of $180 to $210 million, up from a previous range of between $35 and $45 million. The increase is driven by the development and construction of Kermit 2, equipment builds to further expand market penetration of the FB Industries silo solution, the expansion of the Wyeville facility, and further growth in PropStream and other logistics initiatives.

The Partnership intends to replace its existing revolving credit facility by entering into a $200 million Credit Agreement (the “ABL Facility”) among the Partnership, as borrower, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent and an issuing lender, and each other issuing lender party thereto. The ABL Facility will be a senior secured revolving credit facility that will replace the Partnership’s existing revolving credit facility. The initial available borrowings under the ABL Facility are expected to be $120.4 million ($141.8 million borrowing base, net of $21.4 million letter of credit commitments). The financing is subject to customary closing conditions and is expected to close in the third quarter of 2018.

Non-GAAP Financial Measures

This news release includes the non-GAAP financial measure of EBITDA and Adjusted EBITDA which may be used periodically by management when discussing our financial results with investors and analysts. We define EBITDA as net income plus depreciation, depletion and amortization and interest expense, net of interest income. We define Adjusted EBITDA as EBITDA, adjusted for any non-cash impairments of long-lived assets and goodwill, and earnings (loss) from equity method investments and loss on extinguishment of debt. EBITDA and Adjusted EBITDA are presented as management believes the data provides a measure of operating performance that is unaffected by historical cost basis and provides additional information and metrics relative to the performance of our business.

The following table provides a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

	Three Months Ended June 30, 2018
(Amounts in millions)	Low	High
Revenues	$247.0	$249.5
Net income	$66.5	$69.0
Depreciation and depletion expense	10.5	10.5
Amortization expense	0.4	0.4
Interest expense	3.7	3.7

EBITDA	81.1	83.6
Earnings from equity method investments	(1.1)	(1.1

Adjusted EBITDA	$80.0	$82.5

About Hi-Crush

Hi-Crush is a premier provider of proppant and logistics solutions to the North American energy industry. Our portfolio of purpose-built production facilities is capable of producing 13.4 million tons per year of high-quality monocrystalline sand, a specialized mineral used as a proppant during the well completion process, necessary to facilitate the recovery of hydrocarbons from oil and natural gas wells. Our Wisconsin production facilities’ direct access to major U.S. railroads enhances our delivery capabilities into consuming basins, while our strategically located owned and operated in-basin terminals as well as our Texas production facility positions us within close proximity to significant activity in all major oil and gas basins for advantageous truck transportation. Our integrated distribution system, enhanced by our innovative PropStream logistics solution, efficiently delivers proppant the “last mile” into the blender, providing customers surety of supply from mine to wellsite. For more information, visit www.hicrush.com.

About FB Industries

FB Industries is a Winkler, Manitoba, Canada-based manufacturer and marketer of silo system solutions for the storage and management of frac sand and other aggregates. Founded in 2008, FB Industries established itself as a leader in innovative and integrated solutions for more efficient onsite storage of frac sand with the development and deployment of the Titan silo system and complimentary equipment. For more information, visit www.fbindustriesinc.com.

Forward-Looking Statements

Some of the information in this news release may contain forward-looking statements. Forward-looking statements give our current expectations, and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may”, “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “could,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Hi-Crush’s reports filed with the Securities and Exchange Commission (the “SEC”), including those described under 1A of Hi-Crush’s Form 10-K for the year ended December 31, 2017 and any subsequent filed 10-Q. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include: the volume of frac sand we are able to sell; the price at which we are able to sell frac sand; the outcome of any pending litigation; changes in the price and availability of natural gas or electricity; changes in prevailing economic conditions; and difficulty collecting receivables. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Hi-Crush’s forward-looking statements speak only as of the date made and Hi-Crush undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor contact:

Caldwell Bailey

Lead Investor Relations Analyst

ir@hicrush.com

(713) 980-6270

Marc Silverberg, ICR